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CUSIP No. 806416103          13G                             Page 15 of 15 Pages




               JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

     The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Schein Pharmaceutical, Inc. dated as of February , 1999 is, and any amendments thereto (including any amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated: February 8, 1999

                                                By: /s/ Marvin H. Schein
                                             ----------------------------
                                             Name: Marvin H. Schein
                                             Title: Individually and as Trustee

                                             By: /s/ Leslie J. Levine
                                             ---------------------------
                                             Name: Leslie J. Levine
                                             Title: Trustee